UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2019

(Exact name of registrant as specified in its charter)

Nevada	000-29363	88-0343702
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1771 E. Flamingo Rd #201-A, Las Vegas, NV 89119

(Address of principal executive offices)

(702) 734-3457

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On March 26, 2019, Players Network, Inc. (the “Company”) completed the sale of a Convertible Promissory Note in the principal amount of $380,000 (the “Note”) and two Common Stock Purchase Warrants (the “Warrants”) to Auctus Fund, LLC (the “Investor”), pursuant to a Securities Purchase Agreement between the Company and the Investor (the “Purchase Agreement”), dated as of March 22, 2019. The transaction was effected pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506(b) promulgated thereunder.

Pursuant to the Purchase Agreement, for a purchase price of $380,000.00, the Investor purchased the Note, a Warrant to purchase 15,000,000 shares of common stock (“Warrant I”) and an additional Warrant to purchase 15,000,000 shares of common stock (“Warrant II”). The Note matures on December 15, 2019, bears interest at a rate of 12% per annum, and is convertible into shares of the Company’s common stock at a conversion price equal to 65% of the Market Price of the common stock. “Market Price” as defined in the Note means the average of the three lowest trading prices of the Company’s common stock during the 15 trading days preceding the applicable conversion date. In addition, the Note is subject to covenants, events of defaults and other terms and conditions customary in transactions of this nature.

Warrant I is exercisable for a period commencing on the earlier of the (i) 150th calendar day after the issuance date of the Warrant, or (ii) date of effectiveness of the Registration Statement (as defined below), and ending six months after the date of effectiveness of the Registration Statement, at an exercise price equal to 75% of the Current Market Price of the common stock. “Current Market Price” as defined in the Warrant is the average of the three lowest trading prices of the Company’s common stock during the 10 trading days preceding the applicable exercise date.

The Company may call Warrant I for cancellation, if among other things, (i) the shares of common stock underlying the Warrant (the “Warrant Shares”) are subject to an effective registration statement, (ii) the “VWAP” of the common stock exceeds $0.0625, (iii) the average daily share trading volume of the Company’s common stock exceeds 150% of the Warrant Shares being called for the five trading days immediately preceding the call notice, and (iv) the market value of the Warrant Shares being called combined with the value of the Warrant Shares underlying all call notices in the 20 trading days preceding the date of the call notice, does not exceed $150,000.00.

Warrant II is exercisable for a period commencing on the earlier of the (i) 150th calendar day after the issuance date of the Warrant, or (ii) date of effectiveness of the Registration Statement, and ending nine months after the date of effectiveness of the Registration Statement, at an exercise price equal to 75% of the Current Market Price of the common stock, subject to a floor of $0.07 per share (the “Floor Price”). “Current Market Price” as defined in the Warrant is the average of the three lowest “Trading Prices” (as defined) of the Company’s common stock during the 10 trading days preceding the applicable exercise date.

The Company may call Warrant II for cancellation, if among other things, (i) the shares of common stock underlying the Warrant (the “Warrant Shares”) are subject to an effective registration statement, (ii) the “VWAP” of the common stock exceeds 125% of the Floor Price, (iii) the average daily share trading volume of the Company’s common stock exceeds 150% of the Warrant Shares being called for the five trading days immediately preceding the call notice, and (iv) the market value of the Warrant Shares being called combined with the value of the Warrant Shares underlying all call notices in the 20 trading days preceding the date of the call notice, does not exceed $150,000.00.

The Investor may exercise the Warrants for a maximum of 5,000,000 shares of common stock in any fifteen trading day period.

Pursuant to the Purchase Agreement, the Company and the Investor entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission to register the resale of the shares of common stock underlying the Note, the Warrants, and an additional warrant to purchase 1,500,000 shares of common stock issued to the Investor in November 2018.

The information set forth above is qualified in its entirety by reference to the actual terms of the Purchase Agreement, the Registration Rights Agreement, the Note and the Warrants, which have been filed as Exhibits 10.1, 10.2, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K, and which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 4.1	Convertible Promissory Note dated as of March 22, 2019, issued by Players Network, Inc. to Auctus Fund, LLC

Exhibit 4.2	Common Stock Purchase Warrant dated as of March 22, 2019, issued by Players Network, Inc. to Auctus Fund, LLC

Exhibit 4.3	Common Stock Purchase Warrant dated as of March 22, 2019, issued by Players Network, Inc. to Auctus Fund, LLC

Exhibit 10.1	Securities Purchase Agreement, dated as of March 22, 2019, between Players Network, Inc. and Auctus Fund, LLC

Exhibit 10.2	Registration Rights Agreement, dated as of March 22, 2019, between Players Network, Inc. and Auctus Fund, LLC

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 29, 2019

By:	/s/ Mark Bradley
Mark Bradley, Chief Executive Officer